MAYER, BROWN & PLATT
                         190 SOUTH LA SALLE STREET
                       CHICAGO, ILLINOIS 60603-3441





                                                          Exhibit 8




                          August 9, 1999




Case Receivables II Inc.
5729 Washington Avenue
Racine, Wisconsin  53406

     Re:  Case Receivables II Inc.
          Registration Statement on
          Form S-3 (Registration No. 333-82741)
          -------------------------------------


Ladies and Gentlemen:

     We have acted as special Federal tax counsel for Case Receivables II Inc., a Delaware corporation (the "Company"), in connection with the above-captioned Registration Statement (such registration statement, together with the exhibits and any amendments thereto, the "Registration Statement"), filed by the Company with the Securities and Exchange Commission in connection with the registration by the Company of Asset Backed Notes (the "Notes") and Asset Backed Certificates (the "Certificates") with a proposed maximum aggregate offering price of $1,000,000 (plus $1,999,125,000) in Asset Backed Securities previously registered under Registration Statement 333-52493 that are being consolidated into into the Registration Statement. As described in the Registration Statement, the Notes and the Certificates will be issued from time to time in series, with each series being issued by a Delaware business trust (each, a "Trust") to be formed by the Company pursuant to a Trust Agreement (each, a "Trust Agreement") between the Company and a trustee. For each series, the Notes will be issued pursuant to an Indenture (the "Indenture") between the related Trust and an indenture trustee and a Sale and Servicing Agreement among the related Trust, the Company and Case Credit Corporation, as servicer (each, a "Sale and Servicing Agreement"), and the Certificates will be issued pursuant to a Trust Agreement and such Sale and Servicing Agreement.

     In that connection, we are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and Certificates and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, the form of Sale and Servicing, the form of Indenture (including the form of Notes included as exhibits thereto), the form of Trust Agreement (including the form of Certificate included as an exhibit thereto and including the form of Certificate of Trust to be filed with the Delaware Secretary of State) and the form of Purchase Agreement between the Company and Case Credit Corporation (collectively, the "Operative Documents").

Case Receivables II Inc.
August 9, 1999
Page 2




     Based on the foregoing and assuming that the Operative Documents with respect to each series are executed an delivered in substantially the form we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, we hereby confirm that, if we are acting as Federal Tax Counsel with respect to an issuance of Notes and Certificates, the statements set forth in the Prospectus forming part of the Registration Statement under the captions "Summary of Terms--Tax Status" in the form of Prospectus Supplement (to the extent they relate to federal income tax consequences) and "U.S. FEDERAL INCOME TAX CONSEQUENCES" (as modified by the statements, if any, set forth under those same headings in the related Prospectus Supplement) accurately reflect our opinion.

     We know that we are referred to under the captions referred to above included in the Registration Statement, and we hereby consent to the use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibit 8(a) thereto.

                                          Very truly yours,




                                          /s/  MAYER, BROWN & PLATT